Exhibit 4.19

Enterprise Entity

Business License

Registration Number: 310000400610942 (SAIC)

Incorporation Date: December 11, 2009

Registration Authority: Shanghai Administration for Industry & Commerce

(Seal Affixed)

Issuance Date: April 10, 2012

Company Name: Ad-Icon Advertising (Shanghai) Company Limited

Domicile: Room 706, 200 Huiyuan Road, Jiading District, Shanghai

Legal Representative: Zhen Wang

Registered Capital: USD 2,900,000

Contributed Capital: USD 1,000,000

Corporation Type: Limited Liability Company (invested by Taiwan, Hong Kong or Macau Company)

Business Scope: permitted to design, make and publish advertisement and act as an agent for advertisement business; provide consulting service for investment and marketing plan; conduct advertisement image design; provide consulting service for enterprise management and conference service (except exhibition). (operation license is required in case specifically otherwise provided by laws)

Sole Shareholder: Ad-Icon Company Limited

Operation Period: December 11, 2009 – December 10, 2039